Exhibit 5.1

One Atlantic Center
1201 West Peachtree Street
Atlanta, Georgia 30309-3424
404-881-7000
Fax: 404-881-7777
www.alston.com
April, 14, 2011
Graphic Packaging Holding Company
814 Livingston Court
Marietta, GA 30067
     Re:       Registration Statement on Form S-3 (No. 333-_______)
Ladies and Gentlemen:
     This opinion is delivered in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) by Graphic Packaging Holding Company, a Delaware corporation (the “Company”) of a registration statement (the “Registration Statement”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the Company’s effective registration statement on Form S-3 (File No. 333-166324), relating to the offering from time to time of shares of common stock, par value $0.01 per share of the Company (the “Shares”). This opinion is being furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K in connection with the Registration Statement.
     The Shares will have an aggregate offering price of up to $6,737,500.
     As counsel to the Company, we have examined the relevant corporate and other documents, and made such other examinations of matters of law and of fact as we have considered appropriate or advisable for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies. We have also assumed that the Company has been duly organized and is validly existing under the laws of the State of Delaware. As to questions of fact material to this opinion, we have relied upon the statements as to factual matters contained in the Registration Statement and certificates or statements of officers of the Company, and we have made no independent investigation with regard thereto.
Based upon the foregoing and subject to all of the other limitations, qualifications and assumptions set forth herein, it is our opinion that the Shares, when the Shares have been duly issued and delivered by the Company against payment therefor in accordance with such corporate action, and; if certificated, certificates representing the Shares have been duly executed

Graphic Packaging Holding Company
April 14, 2011

by the duly authorized officers of the Company in accordance with applicable law or, if uncertificated, valid book-entry notations have been made in the share register of the Company, then, upon the happening of such events, the Shares will be validly issued, fully paid and non-assessable (provided that the consideration paid therefor is not less than the par value thereof).
     We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Shares or as to the effect that their performance of such obligations may have upon any of the matters referred to above.
     Our opinion set forth herein is limited to the General Corporation Law of the State of Delaware, applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting such General Corporation Law and Constitution. We do not express any opinion herein with respect to any other laws.
     We hereby consent to the incorporation by reference of this opinion into the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Act.
     This opinion is limited to the matters herein and no opinion is implied or may be inferred beyond the matters expressly stated.
     This opinion is effective as of the date hereof, and we hereby expressly disclaim any obligation to supplement this opinion for any changes which may occur hereafter with respect to any matters of fact or law addressed herein.
     This opinion is delivered to the addressee hereof solely for its use in connection with the transactions and matters relating to the Registration Statement and the Shares and may not be used or relied upon by any other person, and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent.

ALSTON & BIRD LLP
By:	/s/ Justin R. Howard
Justin R. Howard
A Partner